UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report:  May 21, 2009

MIDDLESEX WATER COMPANY
(Exact name of registrant as specified in its charter)

NEW JERSEY	0-422	22-1114430
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

1500 RONSON ROAD, P.O. BOX 1500, ISELIN, NEW JERSEY 08830
(Address of principal executive offices, including zip code)

(732)-634-1500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item. 8.01.   Other Events

Announcement regarding Annual Meeting of Middlesex Water Company in which shareholders voted to reelect Directors John C. Cutting, Dennis W. Doll and John P. Mulkerin.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

MIDDLESEX WATER COMPANY
(Registrant)

s/Kenneth J. Quinn
Kenneth J. Quinn
Vice President, General Counsel,
Secretary and Treasurer

Dated:    May 21, 2009

MIDDLESEX WATER COMPANY HOSTS
ANNUAL MEETING OF SHAREHOLDERS

ISELIN, NJ, (May 21, 2009) “New markets, more wastewater opportunities, and investments in infrastructure and technology projects are the catalysts driving shareholder value beyond 2009,” said Dennis W. Doll, President and CEO, at the Company’s Annual Meeting of Shareholders, held Wednesday, May 20, 2009 at its corporate headquarters. Middlesex Water Company, (NASDAQ:MSEX), is a provider of water and wastewater and related services in New Jersey and Delaware.
In his remarks to shareholders, Mr. Doll commented on ways the Company is improving its business processes to enhance service delivery.  These include the Company’s current ongoing project to implement new meter reading technology, and the June 1, 2009 implementation of the first phase of its enterprise wide technology platform.  Mr. Doll also discussed the continuing opportunities for water and wastewater service beyond the company’s current footprint and the importance of sustaining water resources for future generations.   “We continue to explore new opportunities to grow the business and are confident that our water and wastewater expertise and full array of capabilities offer the right solutions for residential customers and municipalities,” said Doll.
Bruce O’Connor, Vice President and Chief Financial Officer, reported on the Company’s financial performance in 2008 and the first quarter of 2009 which included a discussion of the factors affecting earnings currently and through out the remainder of 2009.  Mr. O’Connor also discussed the capital expenditure plans and funding for 2009 as well as Middlesex Water’s dividend growth history and investor expectations for continued growth.   Management’s slide presentation to shareholders may be viewed on the company’s website at www.middlesexwater.com in the Investor Relations area under Presentations.
At the meeting, stockholders of the Company voted to re-elect Directors John C. Cutting, Dennis W. Doll and John P. Mulkerin.  Each director received at least 11,120,000 votes or more than 82% of the total votes represented by shares outstanding, or 93% of the total votes cast.
Also, at its Board of Directors meeting, held yesterday, May 20, 2009, the Board approved  the appointment of Dennis W. Doll as Vice Chairman of the Board.

About Middlesex Water Company
Middlesex Water Company, organized in 1897, is an investor-owned water utility, serving customers in central and southern New Jersey and in the State of Delaware.  The Company and its New Jersey subsidiaries – Pinelands Water Company and Pinelands Wastewater Company—are subject to the regulations of the Board of Public Utilities of the State of New Jersey.  Middlesex Water operates the water and wastewater utilities for the City of Perth Amboy through its subsidiary, Utility Service Affiliates (Perth Amboy), Inc.  Middlesex Water also provides contract operations services and a service line maintenance program through its non-regulated subsidiary, Utility Service Affiliates, Inc.  The Company’s regulated Delaware subsidiaries, Tidewater Utilities, Inc., together with Southern Shores Water Company, and Tidewater Environmental Services, Inc. (TESI) are subject to the regulations of the Public Service Commission in Delaware.  TESI provides regulated wastewater utility services.  White Marsh Environmental Systems, Inc. operates small water and wastewater systems under contract on a non-regulated basis in Delaware.  These companies are also subject to various Federal, State and regulatory agencies concerning water and wastewater effluent, quality standards.
For additional information regarding Middlesex Water Company, visit the Company’s Web site at www.middlesexwater.com or call (732) 634-1500.

This release contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others,  our long-term strategy and expectations, the status of our acquisition program, the impact of our acquisitions, the impact of current and projected rate requests and the impact of our capital program on our environmental compliance. There are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements including: general economic business conditions, unfavorable weather conditions, the success of certain cost  containment initiatives, changes in regulations or regulatory treatment, availability and the cost of capital, the success of growth initiatives and other factors discussed in our filings with the Securities and Exchange Commission.

Contact:
Bernadette Sohler, Vice President – Corporate Affairs
Middlesex Water Company
1500 Ronson Road
Iselin, New Jersey  08830
(732) 638-7549
www.middlesexwater.com